PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487
POC:25-0326 Page 1 of 1
NEWS RELEASE
FOR IMMEDIATE RELEASE	Friday, August 5, 2005

PRECISION OPTICS CORPORATION ANNOUNCES ELECTION OF
NEW DIRECTOR AND AUDIT COMMITTEE CHAIR
AND NOTICE FROM NASDAQ

Precision Optics Corporation, Inc. (Nasdaq: POCI) announced today that Donald A. Major has been elected to the Board of Directors of the Company, to serve as a Class II director to hold office until the annual meeting of stockholders in 2007. Mr. Major was also appointed chairperson of the audit committee and will serve as the audit committee financial expert under Rule 401(e) of Regulation S-B and Nasdaq Marketplace Rule 4350(d)(2).

On August 1, 2005, the Company received a letter from The Nasdaq Stock Market notifying the Company that it had failed to certify its compliance with the new Audit Committee composition, Audit and Nominating Committee charter, Executive Sessions and Code of Conduct Requirements by July 31, 2005, which is a requirement for continued listing set forth in Nasdaq Marketplace Rule 4350, and that its securities were, therefore, subject to delisting from The Nasdaq SmallCap Market. As a result of the election of Mr. Major on August 4, 2005, the Company was able to certify its compliance with the new Audit Committee composition, Audit and Nominating Committee charter, Executive Sessions and Code of Conduct Requirements. Nasdaq subsequently sent a letter confirming the Company’s compliance with the rules and indicated that no further action will be taken on the matter.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology which ensures lower cost, easier repairability and enhanced durability as well as ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent-pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single-molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

 Forward-Looking Statements

Forward-looking statements contained in this news release, including those related to the Company’s products under development, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004.

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